Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of Marshall Funds, Inc.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, IL

August 30, 2010